UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 1, 2016

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

949 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Amendments to Promissory Notes Issued to Dolphin Offshore Partners, LP and KLP Enterprises, LLC

On July 1, 2016, Vaccinogen, Inc. (the “Company”) entered into agreements (the “Amendments”) with the respective counterparties to amend both (i) that certain Unsecured Promissory Note (the “Dolphin Note”) issued to Dolphin Offshore Partners, LP in a principal amount of One Million Six Hundred Thousand Dollars ($1,600,000), bearing interest at a rate of nine percent (9%) per annum, and (ii) that certain Unsecured Promissory Note (the “KLP Note” and together with the Dolphin Note, the “Notes”) issued to KLP Enterprises, LLC in a principal amount of One Million Six Hundred Thousand Dollars ($1,600,000), bearing interest at a rate of nine percent (9%) per annum. The Amendments extend the maturity dates of both Notes to August 15, 2016. The Amendments do not otherwise alter, amend or modify the terms of the Notes.

This description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Amendment to $1,600,000 Unsecured Promissory Note (Dolphin)

10.2	Amendment to $1,600,000 Unsecured Promissory Note (KLP)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: July 1, 2016	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
Chairman and Chief Executive Officer

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Exhibit Index

Exhibit
Number	Description

10.1	Amendment to $1,600,000 Unsecured Promissory Note (Dolphin)

10.2	Amendment to $1,600,000 Unsecured Promissory Note (KLP)

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